Exhibit 99.1
TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

In connection with the voluntary tender offer (the “Tender Offer”) by TerraForm Power, Inc. (“TerraForm Power” or the “Company”) to acquire 100% of the outstanding shares of Saeta Yield, S.A.U., a Spanish corporation (“Saeta”) and a leading European owner and operator of wind and solar assets, located primarily in Spain, Spain’s National Securities Market Commission confirmed an approximately 95% acceptance of shares of Saeta in the Tender Offer (the “Tendered Shares”). The Tender Offer was for €12.20 in cash per share of Saeta. On June 12, 2018, the Company completed the acquisition of the Tendered Shares for a total aggregate consideration of $1.12 billion (the “Acquisition”). With greater than 90% of the shares of Saeta being acquired, the Company pursued a statutory squeeze out procedure under Spanish law to procure the remaining approximately 5% of the shares of Saeta for $54.6 million, which closed on July 2, 2018.

The Company funded the $1.12 billion purchase price of the Tendered Shares with $650 million of proceeds from the private placement of its Class A common stock to affiliates of the Company’s sponsor, Brookfield Asset Management Inc. (“Brookfield”), along with approximately $471 million from its existing liquidity, including (i) the proceeds of a $30 million draw on its sponsor line of credit, (ii) a $359 million drawn on the Company’s corporate revolving credit facility, and (iii) approximately $82 million of cash on hand. The Company funded the $54.6 million purchase price of the remaining approximately 5% of the shares of Saeta by additional draw downs on its sponsor line of credit.

The following unaudited pro forma condensed combined financial information (the “pro formas”) is based on the historical consolidated financial statements of TerraForm Power and the historical consolidated financial statements of Saeta and has been prepared to reflect the Acquisition and the financing structure established to fund the Acquisition. The pro formas are presented for illustrative purposes only and do not necessarily reflect the actual results of operations of TerraForm Power had the Acquisition occurred at the dates indicated or project the results of operations of TerraForm Power for any future date or period.

The unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) for the fiscal year ended December 31, 2018 assumes that the Acquisition was completed on the first day of the earliest fiscal period presented and carried through all periods presented. Pro forma adjustments reflected in the pro formas are based on items that are factually supportable and directly attributable to the Acquisition. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition including potential synergies that may be derived in future periods.

The pro formas should be read in conjunction with TerraForm Power’s audited consolidated financial statements and related notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case contained in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2018, as incorporated by reference herein.

Saeta’s historical consolidated financial statements (“Saeta’s financial statements”) were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which differ in certain respects from the accounting principles generally accepted in the United States of America (“U.S. GAAP”). Adjustments were made to Saeta’s financial statements to convert those from IFRS to U.S. GAAP and reclassifications were made to conform Saeta’s historical accounting presentation to TerraForm Power’s accounting presentation. Adjustments were also made to translate Saeta’s financial statements from Euro to U.S. dollars based on applicable historical exchange rates, which may differ from future exchange rates. The pro formas also include adjustments to reflect the financing structure to fund the Acquisition.

The Acquisition was accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on their estimates of fair value.

The pro forma adjustments are based upon the best available information and certain assumptions that TerraForm Power believes to be reasonable.

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except per share data)	TerraForm Power note 5(k)(1)	Saeta (IFRS) note 5(k)(2)	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating revenues, net	$766,570	$184,422	$—		$950,992
Operating costs and expenses:
Cost of operations	220,907	57,416	—		278,323
General and administrative expenses	103,961	3,351	—		107,312
Acquisition and related costs	14,646	—	(14,686)	5g	(40)
Impairment of renewable energy facilities	15,240	—	—		15,240
Depreciation, accretion and amortization expense	341,837	66,100	17,773	5e	425,710
Total operating costs and expenses	696,591	126,867	3,087		826,545

Operating income (loss)	69,979	57,555	(3,087)		124,447

Other expenses:
Interest expense, net	249,211	37,363	8,570	5f	286,574
Loss on extinguishment of debt, net	1,480	—	—		1,480
Gain on foreign currency exchange, net	(10,993)	(868)	—		(11,861)
Other expenses, net	(4,102)	—	—		4,468
Total other expenses, net	235,596	36,495	8,570		280,661
(Loss) income before income tax expense (benefit)	(165,617)	21,060	(11,657)		(156,214)

Income tax (benefit) expense	(12,290)	4,422	(4,443)	5h	(12,311)
Net (loss) income	(153,327)	16,638	(7,214)		(143,903)

Less: Net loss attributable to redeemable non-controlling interests	9,209	—	—		9,209
Less: Net loss attributable to non-controlling interests	(174,916)	—	—		(174,916)
Net income (loss) attributable to Class A common stockholders	$12,380	$16,638	$(7,214)		$21,804

Weighted average number of shares:
Class A common stock – Basic & Diluted	182,239				209,142
Earnings per share:
Class A common stock - Basic and diluted	$0.07				$0.10

(1) Represents our consolidated results of operations as included in our Annual Report on Form 10-K for the year ended December 31, 2018.
(2) Represents Saeta’s consolidated results of operations from January 1, 2018 and up to the date of the Acquisition under IFRS.

TERRAFORM POWER, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of presentation

The pro formas are based on the historical consolidated financial statements of TerraForm Power and the historical consolidated financial statements of Saeta, and were prepared to reflect the Acquisition and the financing structure established to fund the Acquisition. The pro formas are presented for illustrative purposes only and do not necessarily reflect the results of operations of TerraForm Power that actually would have resulted had the Acquisition occurred at the dates indicated, or project the results of operations of TerraForm Power for any future dates or periods. The pro forma statement of operations assumes the Acquisition was completed on the first day of the earliest fiscal period presented and carried through all periods presented.

The pro forma adjustments reflected in the pro forma statement of operations are based on items that are factually supportable, which are directly attributable to the Acquisition, and which are expected to have a continuing impact on TerraForm Power’s results of operations. Any nonrecurring items directly attributable to the Acquisition are not included in the pro forma statement of operations. In contrast, any nonrecurring items that were already included in TerraForm Power’s or Saeta’s historical consolidated financial statements that are not directly related to the Acquisition were not eliminated. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition including potential synergies that may be generated in future periods.

The pro formas include adjustments to reflect the financing structure established to fund the Acquisition.

Saeta’s financial statements were prepared in accordance with IFRS, which differs in certain respects from U.S. GAAP. Adjustments were made to Saeta’s financial statements to convert them from IFRS to U.S. GAAP and to TerraForm Power’s existing accounting presentation after evaluating potential areas of differences. In addition, certain reclassifications were made to align Saeta’s financial statement presentation to TerraForm Power’s financial statement presentation.

TerraForm Power used the following historical exchange rates to translate Saeta’s financial statements and calculate certain adjustments to the pro forma financial statements from Euros to U.S. dollars:

Average daily closing exchange rate for the year ended December 31, 2018:	US$1.1783/€1

These exchange rates may differ from future exchange rates which would have an impact on the pro formas, and would also impact purchase accounting upon consummation of the Acquisition.

Unless indicated otherwise in the notes to the pro formas, TerraForm Power applied applicable enacted statutory tax rates in 2018 for the respective periods. TerraForm Power used a tax rate of the 25 percent to calculate the adjustments to the pro formas that relate to Saeta’s operations and a tax rate of zero to calculate the adjustments to the pro formas related to the Company’s operations. These rates may be subject to change and may not be reflective of TerraForm Power’s effective tax rate for future periods after consummation of the Acquisition.

Note 2. Financing of the Acquisition

Sources of Funding

TerraForm Power financed the cost of the Acquisition totaling $1.12 billion with the following sources:

•	$650 million equity offering private placement to affiliates of Brookfield;
•
$471 million financed with available liquidity, including (i) the proceeds of a $30 million draw on its sponsor line of credit agreement, dated as of October 16, 2017, between the Company and Brookfield and its affiliate, (ii) a $359 million drawn on the Company’s corporate revolving credit facility, and (iii) approximately $82 million of cash on hand.

Note 3. Preliminary purchase price allocation

The Acquisition was accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on their estimates of fair value. In accordance with U.S. GAAP, TerraForm Power defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The actual fair values may vary from these estimates.

In the purchase price allocation, the difference between the purchase consideration and book value of Saeta’s net assets was allocated based on management’s judgment and assumptions. The purchase consideration and estimated fair values were as follows:

In thousands	Saeta as of June 12, 2018
Purchase consideration	$1,113,784
Fair value of 4.72% redeemable non-controlling interest	55,118
Total purchase consideration	1,168,902

Book value of Saeta’s net assets (US GAAP)	699,704
Fair value adjustment to intangible assets and property, plant and equipment	506,293
Fair value adjustment to other assets and liabilities, net	4,605
Fair value adjustment to asset retirement obligations	(52,152)
Fair value adjustment to long-term debt	(46,808)
Net deferred tax liabilities resulted from fair value adjustments	(98,131)
Fair value of Saeta’s net assets	1,013,511
Goodwill	$155,391

Note 4. Significant nonrecurring items included in the historical financial statements

Transaction costs of $14.6 million related to the Acquisition were included in the Company’s consolidated statement of operations for the year ended December 31, 2018.

Note 5. Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments were reflected in the unaudited pro forma condensed combined financial information:

(a) US GAAP adjustment - reversal of impairment losses

Historically under IFRS, Saeta recognized a total of €139.5 million impairment losses on its property, plant and equipment and intangible assets related to renewable energy facilities. Due to the difference in impairment testing methodology between IFRS and US GAAP, management performed retrospective impairment tests for all the previous years and determined that no historical impairment losses would have been recognized had the impairment assessment been performed under US GAAP.

Accordingly, an adjustment of $1.4 million to depreciation, accretion and amortization expense was included in the pro forma statement of operations for the year ended December 31, 2018. This adjustment represents additional depreciation expenses as a result of increased asset cost bases due to reversals of historical impairment losses.

(b) US GAAP adjustment - asset retirement obligations

Historically under IFRS, Saeta offset the residual values of its renewable energy facilities in Spain with the estimated decommissioning liabilities related to the assets based on management’s estimate and judgement. Under US GAAP, the present value of the estimated decommissioning liabilities (asset retirement obligations) must be recognized as liabilities on the balance sheet, and to be added to the costs of the related assets.

Accordingly, an adjustment of $(0.5) million to depreciation and amortization expenses was included in the pro forma statement of operations for the year ended December 31, 2018. This adjustment represents lower depreciation expenses as a result of excluding the renewable energy facilities’ residual values from their depreciable amounts, offset by additional depreciation expenses as a result of increased asset cost bases due to the inclusion of asset retirement obligations. Additionally, an adjustment of $0.1 million to interest expense was included in the pro forma statement of operations for the year ended December 31, 2018 representing accretion expenses related to the asset retirement obligations.

(c) US GAAP adjustment - reversal of improbable loss contingencies

Historically under IFRS, Saeta recognized a loss contingency as a liability when the probability of loss exceeds 50%. Under US GAAP, a loss contingency is recognized as a liability only when it becomes “probable”, which, based on the Company’s judgement, is 75%-80%. As a result, management reversed the recognition of loss contingencies whose estimated probabilities were between 50% and 80%. Accordingly, no adjustment was included in the pro forma statement of operations for the year ended December 31, 2018.

(d) US GAAP adjustment - reversal of IFRS 9 impact

On January 1, 2018, Saeta adopted IFRS 9 Financial Instruments, which resulted in two adjustments to its financial statements, including an adjustment to long-term project financing debt related to the accounting for debt modifications, and an adjustment to trade receivables representing the related expected credit losses as required by IFRS 9. Under US GAAP, the accounting treatment for debt modifications and impairment of trade receivables is consistent with Saeta’s accounting policies prior to the adoption of IFRS 9. As a result, management has reversed the IFRS 9 impact on Saeta’s financial statements as a pro forma adjustment. Accordingly, adjustments of $(0.8) million to interest expense and $(0.1) million to cost of operations were reflected in the pro forma statements of operations for the year ended December 31, 2018.

(e) Purchase price allocation

Based on the purchase price allocation in Note 3, the fair value of property, plant and equipment and intangible assets related to renewable energy facilities represents an adjustment of $506.3 million to Saeta’s US GAAP book value. Accordingly, an adjustment of $17.8 million to depreciation and amortization expenses was included in the pro forma statement of operations for the year ended December 31, 2018, which represent the additional depreciation and amortization expenses as a result of the fair value adjustment.

The fair value of decommissioning liabilities related to renewable energy facilities represents an adjustment of $52.2 million to Saeta’s US GAAP book value. Accordingly, an adjustment of $0.1 million to interest expense was included in the pro forma statement of operations for the year ended December 31, 2018. This adjustment represents higher accretion expenses as a result of the fair value adjustment due to the higher discount rates used in the remeasurement.

(f) Financing of the Acquisition

As described in Note 2, the Company drew down $30 million on its sponsor line of credit, and $359 million on its corporate revolving credit facility in order to finance the Acquisition. Accordingly, an adjustment of $8.6 million to interest expenses was included in the pro forma statement of operations for the year ended December 31, 2018, representing the additional interest expense related to the drawdowns.

(g) Transaction costs

As described in Note 4, the Company included $14.6 million of Acquisition-related transaction costs in its consolidated statement of operations for the year ended December 31, 2018. Accordingly, this amount was excluded from the pro forma statement of operations for the year ended December 31, 2018.

(h)  Effect of income taxes

The effect of income taxes for pro forma adjustments described above in this note:

For the year ended December 31, 2018 In thousands

Pro forma adjustment	Adjustment to pre-tax net income	Adjustment to income tax expense
5g. Transaction costs	$14,686	$—
5e. Purchase price allocation	(17,773)	(4,443)
5f. Financing of the Acquisition	(8,570)	—
	$(11,657)	$(4,443)

(i) Represents net income and other pro forma adjustments attributable to the 4.72% redeemable non-controlling interest as a result of the Acquisition.

(j) Computation of pro forma earnings per share for the year ended December 31, 2018

In thousands, except per share data	TerraForm Power Historical	Saeta IFRS	Pro Forma Adjustments	Pro Forma Combined
Net income (loss) attributable to Class A common stockholders	$12,380	$16,638	$(7,214)	$21,804

Weighted average basic and diluted Class A shares outstanding	148,166		60,976	209,142

Basic and diluted earnings per share	$0.08		$0.02	$0.10

(k) Reclassifications to conform with TerraForm Power’s presentation

The classification of certain items presented by Saeta has been modified in order to align with the presentation used by TerraForm Power. See below for reconciliations from TerraForm Power and Saeta’s historical financial statements to the presentation of the Unaudited Pro Forma Combined Statement of Operations.

Reconciliation from Historical Financial Statements to Historical Information Presented in Unaudited Pro Forma Combined Statement of Operations

Year ended December 31, 2018 (In thousands)	TerraForm Power Historical	Saeta Historical IFRS (USD)	Reclassification	TerraForm Power Historical	Saeta IFRS (USD)	Historical Saeta and TerraForm Power
Revenue	$—	$178,445	$(178,445)	$—	$—	$—
Other operating income	—	5,977	(5,977)	—	—	—
Operating revenues, net	766,570	—	184,422	766,570	184,422	950,992
Operating costs and expenses:
Cost of materials used and other external expenses	—	45	(45)	—	—	—
Staff costs	—	3,351	(3,351)	—	—	—
Other operating expenses	—	57,371	(57,371)	—	—	—
Cost of operations	220,907	—	57,416	220,907	57,416	278,323
General and administrative expenses	87,722	—	19,590	103,961	3,351	107,312
General and administrative expenses - affiliate	16,239	—	(16,239)	—	—	—
Acquisition and related costs	14,646	—	—	14,646	—	14,646
Impairment of renewable energy facilities	15,240	—	—	15,240	—	15,240
Depreciation, accretion and amortization	341,837	66,100	—	341,837	66,100	407,937
Total operating costs and expenses	696,591	126,867	—	696,591	126,867	823,458
Operating (loss) income	69,979	57,555	—	69,979	57,555	127,534

Other expenses (income):
Finance income	—	(639)	639	—	—	—
Finance costs	—	38,002	(38,002)	—	—	—
Interest expense, net	249,211	—	37,363	249,211	37,363	286,574
Loss on extinguishment of debt, net	1,480	—	—	1,480	—	1,480
(Gain) loss on foreign currency exchange, net	(10,993)	(868)	—	(10,993)	(868)	(11,861)
Other income, net	(4,102)	—	—	(4,102)	—	(4,102)
Total other expenses, net	235,596	36,495	—	235,596	36,495	272,091
(Loss) income before income tax (benefit) expense	(165,617)	21,060	—	(165,617)	21,060	(144,557)

Income tax (benefit) expense	(12,290)	4,422	—	(12,290)	4,422	(7,868)
Net (loss) income	(153,327)	16,638	—	(153,327)	16,638	(136,689)

Less: Net income attributable to redeemable non-controlling interests	9,209	—	—	9,209	—	9,209
Less: Net loss attributable to non-controlling interests	(174,916)	—	—	(174,916)	—	(174,916)
Net income attributable to common stockholders	$12,380	$16,638	$—	$12,380	$16,638	$29,018